Exhibit C2

PRELIMINARY & CONFIDENTIAL | JANUARY 2007 |

PRELIMINARY DRAFT

PRESENTATION TO THE SPECIAL COMMITTEE - FINANCIAL ANALYSIS

Project Tolstoy

LAZARD

PRELIMINARY & CONFIDENTIAL	PROJECT TOLSTOY

   Important Notice

The information herein has been prepared by Lazard & Co., Limited and Lazard Frères & Co. LLC (collectively “Lazard”) based upon information supplied by Moscow CableCom Corporation (“MOCC” or the “Company”) or publicly available information, and portions of the information herein may be based upon certain statements, estimates and forecasts provided by the Company with respect to the anticipated future performance of the Company. We have relied upon the accuracy and completeness of the foregoing information, and have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of the Company, or concerning the solvency or fair value of the Company, and have not been furnished with any such valuation or appraisal. We have not addressed the solvency or fair value of the Company or any other entity under any state, federal or other applicable laws relating to bankruptcy, insolvency or similar matters. With respect of the financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgements of the management of the Company as to the future competitive, operating and regulatory environments and related financial performance of the Company. We assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based. The information set forth herein is based upon economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. These materials and the information contained as in effect on, and the information made available to us as of, the date hereof. These materials and the information contained herein are confidential and may not be disclosed publicly or made available to third parties without the prior written consent of Lazard. Neither these materials nor Lazard’s advice to the Special Committee constitutes a fairness or adequacy opinion. Lazard is acting as investment banker to the Special Committee of the Board of Directors of the Company only and will not be responsible to anyone else for providing the protections afforded to clients of Lazard, and will not be responsible for and will not provide any tax, accounting, actuarial, legal or other specialist advice.

  LAZARD

PRELIMINARY & CONFIDENTIAL	PROJECT TOLSTOY

Table of Contents

I	INTRODUCTION	1

II	MOCC – FINANCIAL FORECASTS	8

III	MOCC – PRELIMINARY FINANCIAL ANALYSIS	9

IV	ADDITIONAL CONSIDERATIONS	18

APPENDICES

	A MOCC Financial Forecasts	23

	B MOCC – Corporate Adjustments	26

	C Selected Public Companies	27

	D Selected Precedent Transactions	28

	E Weighted Average Cost of Capital (WACC) Calculation	29

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PRELIMINARY & CONFIDENTIAL	PROJECT TOLSTOY

I	Introduction

LAZARD

PRELIMINARY & CONFIDENTIAL	I INTRODUCTION

Introduction

Lazard is pleased to review its preliminary perspectives to the Special Committee with respect to its financial analysis of Moscow CableCom (“MOCC”) to assist the Special Committee in its evaluation of Renova Media Enterprises Ltd’s (“RME”) proposed offer to acquire the outstanding share capital of MOCC for US$10.80 per share

•	A review of the projections reflected in the most current business plans developed by MOCC senior management has been performed:

•	comparison of respective business plans

•	preliminary discussion and review session with key members of MOCC senior management team

•	Lazard has undertaken a preliminary financial analysis of MOCC:

•	discounted cash flow analysis

•	public company trading multiples

•	premia paid in minority buy-out and other transactions

•	review of research analysts’ target valuations

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PRELIMINARY & CONFIDENTIAL	I INTRODUCTION

Background

•

On 4 November 2006, RME, the largest single shareholder in MOCC, submitted a letter to the Board of Directors of MOCC indicating its intention to acquire the outstanding share capital of MOCC for US$10.80 per share

•	The terms of RME’s 4 November 2006 proposal include:

TERMS	DESCRIPTION

Price:

•        Common Stock: US$10.80 per share in cash for 100% of outstanding MOCC Common Stock

•        Series A Preferred Stock: converted into the per share price at the applicable conversion ratio, currently 3.055 shares of MOCC Common Stock for each outstanding share of Series A Preferred Stock

•        Series B Preferred Stock and Warrants to acquire shares of MOCC Common Stock, excluding those which RME exercises and converts to enable RME to obtain majority voting power prior to the record date for the Special Meeting or Consent Action, to be cancelled

•        Warrants to acquire shares of MOCC Common Stock would become exercisable upon and following the closing, at the election of the holder, for the right to receive the US$10.80 per share price for each share of MOCC Common Stock for which such holder’s Warrants were previously exercisable

•        10-12% Convertible Subordinated Debentures Due 2007 to become convertible upon and following the closing, at the election of the holder, into the right to receive the per share price for each share of MOCC Common Stock into which such holder’s Debentures were previously convertible

Senior Management:	• Employment arrangements with senior management to remain unchanged

Board:	• Board to be reconstituted to consist entirely of RME’s designees

Required Approvals:	• MOCC shareholder approval • Anti-trust approvals • SEC clearances

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PRELIMINARY & CONFIDENTIAL	I INTRODUCTION

MOCC Stock Price Trading History

LAST 12 MONTHS’ SHARE PRICE PERFORMANCE

Source: Datastream, Factiva

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PRELIMINARY & CONFIDENTIAL	I INTRODUCTION

MOCC – Overview of Trading Statistics

(US$ in millions except per share figures unless otherwise stated)

CURRENT MARKET CAPITALISATION

	CURRENT COMMON STOCK PRICE	CURRENT RME OFFER PRICE
Stock Price (12 Jan ‘07)	$10.30	$10.80
Change from 52-Week High	(4.9)%	(0.3)%
Change from 52-Week Low	94.3%	103.8%
Average 5 Trading Day Price	$10.37	$10.37
% Premium	(0.7)%	4.1%
Average 20 Trading Day Price	10.45	10.45
% Premium	(1.4)%	3.4%
Diluted Shares Outstanding	23.9	23.9
Equity Value	$246.5	$258.4
Plus: Net Debt	9.8	9.8
Plus: Adjustments	18.8	18.8
Enterprise Value	$271.5	$287.1

IMPLIED MULTIPLES – DEC. 2006 BUSINESS PLAN

		MULTIPLES OF:
ENTERPRISE VALUE TO:	FINANCIAL STATISTICS	CURRENT COMMON STOCK PRICE	CURRENT RME OFFER PRICE
2006E Revenue	$23.6	11.64x	12.19x
2007E Revenue	60.5	4.54	4.74
2008E Revenue	124.8	2.20	2.30
2007E EBITDA	$4.9	56.5x	58.9x
2008E EBITDA	33.9	8.1x	8.5x
2007E EBIT	$(8.5)	n.m	n.m
2008E EBIT	8.5	32.4x	33.8x
2006E RGU(1)	340	$809	$844
2007E RGU(1)	790	348	364

[1]	‘000 RGUs

Note: Market data as at 12 January 2007. Current RME offer price as per RME offer letter dated 4 November 2006

Source: Management forecasts and public filings

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PRELIMINARY & CONFIDENTIAL	I INTRODUCTION

MOCC Stock Price Trading History

LAST 12 MONTHS’ TRADING VOLUME BY PRICE

Note: Market data as at 12 January 2007

Source: Datastream

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PRELIMINARY & CONFIDENTIAL	I INTRODUCTION

Indexed Stock Price Performance – Last 3 Years

Over the last three years, MOCC’s stock generally has outperformed comparable operators

MOCC SHARE PRICE PERFORMANCE

[1]	Cable index consists of NTL, Telenet, Primacom, Mediacom, Comcast, Cablevision, Liberty Global and is not weighted by market capitalisation

Note: Market data as at 12 January 2007

Source: Datastream

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PRELIMINARY & CONFIDENTIAL	I INTRODUCTION

Peer Group – Trading Performance

•	Review of trading over the past 12 months shows that investors are increasingly attracted to this sector:

•	there is an element of “bid” speculation which may dampen share price upside

SIX MONTHS SHARE PRICE PERFORMANCE

RELATIVE SHARE PRICE PERFORMANCE

INCREASE / (DECREASE)	US AVERAGE(1)	NTL	TELENET	LIBERTY GLOBAL	PRIMACOM
Last Week	1.6%	2.0%	1.9%	4.8%	2.1%
Last Month	1.2%	3.2%	4.7%	7.4%	(5.7)%
Last 2 Months	6.0%	0.2%	6.6%	12.1%	10.3%
Last 3 Months	12.3%	(3.2)%	10.8%	16.8%	19.7%
Last 6 Months	37.3%	8.3%	33.6%	44.5%	85.0%

[1]	US Average Companies: Cablevision, Charter, Comcast, Mediacom

Note: Market data as at 12 January 2007

Source: Datastream

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PRELIMINARY & CONFIDENTIAL	PROJECT TOLSTOY

II     MOCC – Financial Forecasts

LAZARD

PRELIMINARY & CONFIDENTIAL	II MOCC - FINANCIAL FORECASTS

Highlights of MOCC Financial Forecasts

	FEBRUARY 2006 BUSINESS PLAN	DECEMBER 2006 BUSINESS PLAN	COMMENTARY

NETWORK BUILD OUT	• Homes passed and marketed growing to 1.96m by 2008E, remaining flat thereafter	• Homes passed and marketed growing to 2.2m by 2008E, flattening thereafter and reaching 2.4m in 2010E	• Aligned with average market expectations

PENETRATION	• Penetration of homes passed in 2006E, 2008E and 2010E respectively: • 19%, 26% and 41% for Terrestrial TV • 7%, 11% and 18% for Pay TV • 12%, 15% and 20% for Broadband	• Penetration of homes passed in 2006E, 2008E and 2010E respectively: • 22%, 29% and 49% for Terrestrial TV • 9%, 16% and 24% for Pay TV • 13%, 17% and 22% for Broadband

•        Revised forecasts reflect the previously unexpected growth in the market in 2006

•        Higher than market expectations in particular with respect to Pay TV (+5 percentage point higher than Brokers average)

REVENUES	• Revenues grow 63% CAGR from US$23m in 2006E to US$166 million by 2010E	• Revenues grow 79% CAGR from US$24m in 2006E to US$243m by 2010E	• Reflects increase in RGUs in 2010E in revised business plan

	• Does not include Telephony revenues	• Telephony revenues included from 2007E onwards and below 4% of total revenues in 2010E	• Conservative assumptions

ARPU	• Terrestrial rising from US$1.7 to US$2.5 by 2010E • Pay TV ARPU rising from US$12 in 2006E to US$16 in 2010E (8% CAGR) • Broadband ARPU declining steadily from US$22 to US$19 ((5%) CAGR)	• Terrestrial ARPU flat at US$1.92 • Pay TV ARPU growing 8% CAGR from US$10.7 to US$14.8 between 2006E and 2010E • Broadband ARPU decreasing 6% CAGR from US$21 to US$17 between 2006E and 2010E	• More conservative than market expectations for Pay TV

EBITDA MARGIN	• EBITDA positive in 2007E showing an 18% margin • EBITDA margin reaching 49% in 2010E	• EBITDA positive in 2007E showing an 8% margin • EBITDA margin reaching 43% in 2010E	• Ceteris paribus, EBITDA margin should be higher than its comparables as installation costs are fully expensed • Market expectation of long term EBITDA margin of c. 35%

CAPEX	• US$127m mostly between 2007E-2008E • Decreasing to 5% of revenues in 2010E	• US$253m mostly between 2007E-2009E • Decreasing to 11% of revenues in 2010E

•        Expanded roll-out plan reflected in higher Capex numbers

•        Conservative capitalisation policy (i.e. exclusion of truck rolls, undermines validity of benchmarking)

•        Low Capex at 11% of revenues in 2010E may not be sustainable in the long term

Source: MOCC Management

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PRELIMINARY & CONFIDENTIAL	II MOCC - FINANCIAL FORECASTS

Adjusted Case – Assumptions

	ASSUMPTIONS	BENCHMARK AND COMMENTS

NETWORK BUILD OUT	• Homes passed and marketed growing to 1.9m by 2008E, flattening thereafter and reaching 2.3m in 2010E	• Homes passed and marketed aligned with MOCC business plans and average market expectations

PENETRATION

•        Penetration of homes passed in 2006E, 2008E and 2010E respectively:

•        22%, 34% and 48% for Terrestrial TV

•        8%, 13% and 18% for Pay TV

•        13%, 19% and 23% for Internet

•        Telephony included from 2007E onwards

•        Penetration levels for Terrestrial and Internet aligned with MOCC business plan. Internet penetration benchmarked with brokers

•        Pay TV assumptions broadly in line with brokers average of 8%, 12% and 16%

•        Telephony included in line with new business plan – reflecting conservative growth in market position

ARPU

•        Terrestrial ARPU staying relatively flat from US$1.8 to US$1.9 by 2010E

•        Pay TV ARPU rising from US$10.6 to US$12.4 at 4% CAGR by 2010E

•        Internet ARPU falling from US$21.3 to US$16.5 by 2010E

•        Telephony ARPU flat at US$14.0

•        Terrestrial ARPU in line with revised business plan

•        Conservative Pay TV ARPU in line with Russian forecasts and Brokers

•        Forecasting sharper decline in Internet ARPU than business plan – in line with Brokers by 2010E

•        Telephony ARPU assumed consistent with revised business plan

EBITDA MARGIN	• EBITDA positive in 2007E showing an 10% margin • EBITDA recovery progresses to 39% margin in 2010E	• Broadly in line with MOCC business plans and in line with more mature comparable operators’ current margin assumptions of c.45%

CAPEX	• Capex declining to 15% of revenues by 2010E • Capex per RGU declining to US$14.2 by 2010E from US$102.1 in 2006E

•        Forecast in line with comparable operators’ Capex as percentage of revenues (c.10% to 25%)

•        More conservative decline in Capex per RGU to US$14.2 by 2010E than revised business plan (US$10.8 by 2010E)

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PRELIMINARY & CONFIDENTIAL	PROJECT TOLSTOY

III     MOCC – Preliminary Financial Analysis

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PRELIMINARY & CONFIDENTIAL	III MOCC - PRELIMINARY FINANCIAL ANALYSIS

Valuation Methodologies

DISCOUNTED CASH FLOW ANALYSIS

•        Discounted cash flow analysis estimates the present value of expected future cash flows and a terminal value

•        utilises discount rates to reflect the risk of the estimated cash flows as compared to market risk

•        terminal values based on exit year EBITDA multiples

PUBLIC COMPANY TRADING MULTIPLES ANALYSIS

•        The analysis takes into account several factors, including but not limited to, lines of business, relative business risks, growth prospects, size, scale and market positioning in evaluating MOCC versus selected trading multiples

PREMIA PAID ANALYSIS	• Applies premia paid in minority buyout and other public company transactions: • similar scale • Russian operations • minority buyouts

PRECEDENT TRANSACTION ANALYSIS

•        Analysis of selected mergers and acquisitions transactions in relevant industries and implied multiples paid in such transactions

•        Not used for the following reasons:

•        limited number of recent directly comparable transactions

•        limited applicability for operations with negative EBITDA

•        does not reflect MOCC’s growth potential

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PRELIMINARY & CONFIDENTIAL	III MOCC - PRELIMINARY FINANCIAL ANALYSIS

MOCC – Implied Multiples at Various Illustrative Premia(1)

(Based on December 2006 Business Plan - US$ in millions unless otherwise stated)

		RME
Premium	0%	Offer	(2)	10%	20%	30%	40%

Share Price (US $)	10.30	10.80		11.33	12.36	13.39	14.42
Fully Diluted Shares (m)	23.9	23.9		23.9	23.9	23.9	23.9

Market Capitalisation (US$m)	246.5	258.4		271.1	295.8	320.4	345.1
Net Debt (US$m)	9.8	9.8		9.8	9.8	9.8	9.8
Adjustments (US $m)	18.8	18.8		18.8	18.8	18.8	18.8

Entity Value (US $m)	275.1	287.1		299.8	324.4	349.1	373.7

Revenues
2005A	25.9x	27.1x		28.3x	30.6x	32.9x	35.2x
2006E	11.7x	12.2x		12.7x	13.8x	14.8x	15.9x
2007E	4.5x	4.7x		5.0x	5.4x	5.8x	6.2x
2008E	2.2x	2.3x		2.4x	2.6x	2.8x	3.0x
EBITDA
2005A	n.m	n.m		n.m	n.m	n.m	n.m
2006E	n.m	n.m		n.m	n.m	n.m	n.m
2007E	56.5x	58.9x		61.6x	66.6x	71.7x	76.7x
2008E	8.1x	8.5x		8.8x	9.6x	10.3x	11.0x
OFCF(3)
2005A	n.m	n.m		n.m	n.m	n.m	n.m
2006E	n.m	n.m		n.m	n.m	n.m	n.m
2007E	n.m	n.m		n.m	n.m	n.m	n.m
2008E	n.m	n.m		n.m	n.m	n.m	n.m
RGUs
2006E	809	844		882	954	1,027	1,099

[1]	All forecasts are based on the December 2006 Business Plan

[2]	Per RME offer letter dated 4 November 2006

[3]	Operating Free Cash Flow (OFCF) calculated as EBITDA - Capex

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PRELIMINARY & CONFIDENTIAL	III MOCC - PRELIMINARY FINANCIAL ANALYSIS

MOCC Preliminary Financial Analysis

(US$ in millions unless otherwise stated)

•	Investors would likely apply a discount to any DCF valuation of MOCC due to the perceived emerging market risk

PRELIMINARY MOCC ENTERPRISE REFERENCE RANGE (US$M)

MID- POINT EV	IMPLIED SHARE PRICE		IMPLIED MULTIPLES (2008E)(1)
			REVENUES	EBITDA	RGU
$522m	US$	21.40	4.18x	15.4x	US$	409
467		19.11	3.74x	13.8x		342
361		14.65	2.89x	10.6x		264
183		7.25	1.47x	5.4x		134
273		11.00	2.19x	8.1x		200
411		16.79	3.30x	12.1x		301
291		10.99	2.33x	8.6x		213
340		13.85	2.73x	10.0x		249

[1]	Multiples are based on the December 2006 Business Plan

[2]	Range reflects high point of EV / 2006E Adjusted Revenues and high point of EV / 2007E Revenues

[3]	Range reflects EV / 2008E EBITDA

[4]	Range reflects low point of EV / 2006E RGU and high point of EV / 2007E RGU. RGUs adjusted to reflect relative weighted average monthly revenues

[5]	0% and 20% premium to pre-bid price of $9.99, as at close 3 November 2006

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PRELIMINARY & CONFIDENTIAL	III MOCC - PRELIMINARY FINANCIAL ANALYSIS

MOCC – DCF Analysis – December 2006 Business Plan

(US$ in millions unless otherwise stated)

			PV of Terminal Value						Entity Valuation
PV of Free Cash Flows (1)			2010E EBITDA Exit Multiple						2010E EBITDA Exit Multiple
WACC	PV of FCF		WACC	8.00x	9.00x	10.00x	11.00x		WACC	8.00x	9.00x	10.00x	11.00x
12.0%	(73)		12.0%	535	602	669	736		12.0%	462	529	596	663
13.0%	(72)		13.0%	516	581	645	710		13.0%	444	509	573	638
14.0%	(72)	+	14.0%	498	561	623	685	=	14.0%	427	489	551	614
15.0%	(71)		15.0%	481	541	602	662		15.0%	410	471	531	591
16.0%	(70)		16.0%	465	523	581	639		16.0%	395	453	511	569
18.0%	(69)		18.0%	434	488	543	597		18.0%	365	420	474	528
20.0%	(67)		20.0%	406	457	507	558		20.0%	338	389	440	491

			Equity Valuation (2)						FCF Terminal Growth Rates Implied by Multiple Exit
			2010E EBITDA Exit Multiple						2010E EBITDA Exit Multiple
			WACC	8.00x	9.00x	10.00x	11.00x		WACC	8.00x	9.00x	10.00x	11.00x
			12.0%	452	519	586	653		12.0%	7.4%	7.9%	8.3%	8.6%
			13.0%	434	499	563	628		13.0%	8.4%	8.9%	9.3%	9.6%
			14.0%	417	479	542	604		14.0%	9.4%	9.8%	10.3%	10.6%
			15.0%	401	461	521	581		15.0%	10.3%	10.8%	11.2%	11.6%
			16.0%	385	443	501	559		16.0%	11.3%	11.8%	12.2%	12.5%
			18.0%	356	410	464	518		18.0%	13.2%	13.7%	14.1%	14.5%
			20.0%	329	379	430	481		20.0%	15.1%	15.6%	16.1%	16.4%

			Implied Value Per Share
			2010E EBITDA Exit Multiple
			WACC	8.00x	9.00x	10.00x	11.00x
			12.0%	18.89	21.69	24.48	27.28
			13.0%	18.14	20.84	23.54	26.23
			14.0%	17.43	20.03	22.63	25.24
			15.0%	16.74	19.25	21.77	24.28
			16.0%	16.08	18.51	20.94	23.37
			18.0%	14.86	17.13	19.39	21.66
			20.0%	13.74	15.86	17.98	20.10

[1]	Includes adjustments of US$18.8 million

[2]	Assumes net debt of US$9.8 million

Source: MOCC Management

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PRELIMINARY & CONFIDENTIAL	III MOCC - PRELIMINARY FINANCIAL ANALYSIS

MOCC – DCF Analysis – February 2006 Business Plan

(US$ in millions unless otherwise stated)

			PV of Terminal Value						Entity Valuation
PV of Free Cash Flows (1)			2010E EBITDA Exit Multiple						2010E EBITDA Exit Multiple
WACC	PV of FCF		WACC	8.00x	9.00x	10.00x	11.00x		WACC	8.00x	9.00x	10.00x	11.00x
12.0%	11		12.0%	412	463	515	566		12.0%	423	475	526	578
13.0%	11		13.0%	398	447	497	547		13.0%	408	458	508	557
14.0%	10	+	14.0%	384	432	480	528	=	14.0%	394	442	490	538
15.0%	9		15.0%	371	417	463	510		15.0%	380	426	473	519
16.0%	9		16.0%	358	403	448	492		16.0%	367	411	456	501
18.0%	7		18.0%	334	376	418	460		18.0%	342	384	425	467
20.0%	6		20.0%	313	352	391	430		20.0%	319	358	397	436

			Equity Valuation (2)						FCF Terminal Growth Rates Implied by Multiple Exit
			2010E EBITDA Exit Multiple						2010E EBITDA Exit Multiple
			WACC	8.00x	9.00x	10.00x	11.00x		WACC	8.00x	9.00x	10.00x	11.00x
			12.0%	414	465	517	568		12.0%	5.8%	6.5%	7.0%	7.4%
			13.0%	398	448	498	548		13.0%	6.8%	7.4%	8.0%	8.4%
			14.0%	384	432	480	528		14.0%	7.7%	8.4%	8.9%	9.4%
			15.0%	370	416	463	509		15.0%	8.7%	9.3%	9.9%	10.3%
			16.0%	357	402	446	491		16.0%	9.6%	10.3%	10.8%	11.3%
			18.0%	332	374	416	457		18.0%	11.5%	12.2%	12.7%	13.2%
			20.0%	309	348	387	426		20.0%	13.4%	14.1%	14.7%	15.1%

			Implied Value Per Share
			2010E EBITDA Exit Multiple
			WACC	8.00x	9.00x	10.00x	11.00x
			12.0%	17.28	19.44	21.59	23.74
			13.0%	16.65	18.73	20.80	22.88
			14.0%	16.05	18.05	20.06	22.06
			15.0%	15.47	17.40	19.34	21.27
			16.0%	14.91	16.78	18.65	20.52
			18.0%	13.87	15.62	17.37	19.11
			20.0%	12.92	14.55	16.19	17.82

[1]	Includes adjustments of US$18.8 million

[2]	Assumes net debt of US$9.8 million

Source: MOCC Management

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PRELIMINARY & CONFIDENTIAL	III MOCC - PRELIMINARY FINANCIAL ANALYSIS

MOCC – DCF Analysis – Adjusted Business Plan

(US$ in millions unless otherwise stated)

			PV of Terminal Value						Entity Valuation
PV of Free Cash Flows (1)			2010E EBITDA Exit Multiple						2010E EBITDA Exit Multiple
WACC	PV of FCF		WACC	8.00x	9.00x	10.00x	11.00x		WACC	8.00x	9.00x	10.00x	11.00x
12.0%	(74)		12.0%	389	438	487	535		12.0%	316	364	413	462
13.0%	(73)		13.0%	376	423	470	517		13.0%	303	350	397	444
14.0%	(71)	+	14.0%	363	408	453	499	=	14.0%	292	337	382	428
15.0%	(70)		15.0%	350	394	438	482		15.0%	280	324	368	412
16.0%	(69)		16.0%	338	381	423	465		16.0%	270	312	354	396
18.0%	(67)		18.0%	316	356	395	435		18.0%	249	289	328	368
20.0%	(64)		20.0%	295	332	369	406		20.0%	231	268	305	342

			Equity Valuation (2)						FCF Terminal Growth Rates Implied by Multiple Exit
			2010E EBITDA Exit Multiple						2010E EBITDA Exit Multiple
			WACC	8.00x	9.00x	10.00x	11.00x		WACC	8.00x	9.00x	10.00x	11.00x
			12.0%	306	354	403	452		12.0%	9.9%	10.2%	10.3%	10.5%
			13.0%	293	340	387	434		13.0%	10.9%	11.1%	11.3%	11.5%
			14.0%	282	327	372	418		14.0%	11.9%	12.1%	12.3%	12.5%
			15.0%	270	314	358	402		15.0%	12.9%	13.1%	13.3%	13.4%
			16.0%	260	302	344	387		16.0%	13.9%	14.1%	14.3%	14.4%
			18.0%	240	279	319	358		18.0%	15.8%	16.1%	16.2%	16.4%
			20.0%	221	258	295	332		20.0%	17.8%	18.0%	18.2%	18.4%

			Implied Value Per Share
			2010E EBITDA Exit Multiple
			WACC	8.00x	9.00x	10.00x	11.00x
			12.0%	12.78	14.81	16.85	18.88
			13.0%	12.26	14.23	16.19	18.15
			14.0%	11.77	13.67	15.56	17.46
			15.0%	11.30	13.13	14.96	16.79
			16.0%	10.85	12.62	14.39	16.16
			18.0%	10.02	11.67	13.32	14.97
			20.0%	9.25	10.79	12.34	13.88

[1]	Includes adjustments of US$18.8 million

[2]	Assumes net debt of US$9.8 million

14 | LAZARD

PRELIMINARY & CONFIDENTIAL	III MOCC – PRELIMINARY FINANCIAL ANALYSIS

Public Company Trading Multiples Analysis

(US$ in millions unless otherwise stated)

•	An initial review of peers suggests that EV / EBITDA is one of the more consistent measures for valuing MOCC

•	Given MOCC’s growth profile, multiples have been applied to 2008E

•	EV / Adjusted Revenues reflects annualised October 2006 revenues as a conservative proxy for 2006E revenues

[1]	EV / Adjusted RGU is calculated by adjusting MOCC’s blended ARPU by the average of selected companies’ ARPU multiplied by the EV / RGU of the selected companies

[2]	Enterprise values are based on the Dec. 2006 Business Plan

[3]	Implied value per share reflects net debt of US$9.8m and adjustments of US$18.8m per MOCC Management

15 | LAZARD

PRELIMINARY & CONFIDENTIAL	III MOCC – PRELIMINARY FINANCIAL ANALYSIS

Premia Paid Summary

•	The following table summarises premia paid in transactions between US$150 million and US$250 million and in Russian transactions announced since 2004

PREMIA PAID

	Transactions: $150m - $250m			Transactions: Russia
	1 Day	1 Week	4 Weeks	1 Day	1 Week	4 Weeks
High	180.0%	197.9%	149.5%	124.7%	137.7%	105.8%
Mean	14.1%	16.0%	19.3%	15.6%	17.8%	15.8%
Median	9.2%	10.2%	13.0%	4.4%	4.3%	11.1%
Low	(49.3)%	(57.7)%	(46.1)%	(20.7)%	(20.1)%	(12.7)%

•	The following table summarises European minority buyout transactions announced since 2004

PREMIA PAID

	Minority Buyouts
	1 Day	1 Week	4 Weeks
High	126.7%	162.4%	174.2%
Mean	10.3%	12.3%	15.4%
Median	3.1%	5.9%	9.4%
Low	(19.0)%	(20.8)%	(23.9)%

Note: Includes transactions between US$150m and US$250m, Russian transactions, and European transactions in which the target owned > 50% prior to acquisition and acquired 100% stake

Source: Dealogic database, transaction data from 2004 year to date

16 | LAZARD

PRELIMINARY & CONFIDENTIAL	III MOCC – PRELIMINARY FINANCIAL ANALYSIS

Summary of Research Analysts’ Price Targets

(US$ in millions, except per share data)

				FINANCIALS ($m)				EV MULTIPLE:
			PRICE TARGET	REVENUES		EBITDA		REVENUES		EBITDA
FIRM	DATE	RATING		2006E	2007E	2006E	2007E	2006E	2007E	2006E	2007E
Renaissance Capital	Sep-13-06	Buy	$13.40	23.3	58.4	(7.0)	5.8	14.98x	6.60x	n.m	66.5x
Aton	Nov-16-06	Hold	12.70	24.0	62.0	(7.0)	10.0	11.38x	4.40x	n.m	27.3x
MEDIAN			$13.05	23.7	60.2	(7.0)	7.9
MOCC
- Dec. 2006 Business Plan				23.6	60.5	(5.1)	4.9
- Feb. 2006 Business Plan				23.3	53.5	(7.9)	9.4
Adjusted Case				26.8	59.3	(3.9)	6.2

Source: Bloomberg, Renaissance Capital, Aton and MOCC Management forecasts

17 | LAZARD

PRELIMINARY & CONFIDENTIAL	PROJECT TOLSTOY

IV Additional Considerations

LAZARD

PRELIMINARY & CONFIDENTIAL	IV ADDITIONAL CONSIDERATIONS

RME – Additional Considerations

•	RME is the principal provider of funding for MOCC and is currently fully supporting MOCC’s expansion plans

•	Through its 51 per cent. stake in COMCOR (which in turn holds a 27 per cent. stake in MOCC), RME effectively controls MOCC’s backbone network access which is provided by COMCOR

•	This ownership structure provides MOCC with exclusive rights to utilise the fibre optic network based on certain agreements and prices:

•	cost of leased nodes and interconnect (US$450 to US$500 per month for every node)

•	traffic charge of c. US$0.18 per GB of traffic with two planned price decreases in the forthcoming year

•	charge for the lease of portals / channels

•	RME’s proposed acquisition of MOCC would create wider synergies for other existing RME assets:

•	combination with Teleinform would provide increased presence in the Moscow residential market

•	analysis of the value potential of any synergies arising from the combination of these assets would require an analysis of the respective operators

Source: MOCC Management

19 | LAZARD

PRELIMINARY & CONFIDENTIAL	IV ADDITIONAL CONSIDERATIONS

MOCC Current Shareholder Structure

MOCC CURRENT SHAREHOLDER STRUCTURE

Source: MOCC Management

20 | LAZARD

PRELIMINARY & CONFIDENTIAL	IV ADDITIONAL CONSIDERATIONS

Financing Considerations

•	MOCC requires funding until c. 2010

•

MOCC has debt capacity but would not be likely to raise non-recourse standalone financing absent an independent verification process (to satisfy lending banks) or, alternatively, a rights issue or primary share offering

EBITDA (US$M)

EBITDA LESS CAPEX (US$M)

Source: MOCC Management, Renaissance Capital, Aton

21 | LAZARD

PRELIMINARY & CONFIDENTIAL	IV ADDITIONAL CONSIDERATIONS

Moscow Decree

•	On 17 October 2006, Moscow City Government issued a resolution requiring a change in the regulations covering television and radio broadcasting in Moscow, specifically broadband cable TV networks:

•	develop the pre-project and project documents and estimates for the construction of broadband cable television networks

•	arrange for the construction of broadband cable television networks in the city of Moscow

•	arrange for the transfer and acceptance of the newly constructed facilities of broadband cable television networks

•	ensure the operation of broadband cable television networks to provide users with communications services

•	provide for the interaction of executive authorities and supervisory authorities in order to prevent unauthorized construction of telecommunications networks

•	The responsibility for checking compliance with these terms has been attributed to Mostelecom, a direct competitor of MOCC

•	The Cable Association of Russia has filed a suit against the City of Moscow contesting this resolution with regard to the commercial interest of the associated parties

•	If this suit is unsuccessful, MOCC would potentially be obliged to provide its competitor with detailed, commercially sensitive information on its operations:

•	this could impact MOCC’s business plan execution

•	MOCC’s business plans do not reflect this potential risk

•	However, the resolution could be overturned

22 | LAZARD

PRELIMINARY & CONFIDENTIAL	PROJECT TOLSTOY

A MOCC Financial Forecasts

LAZARD

PRELIMINARY & CONFIDENTIAL	A MOCC FINANCIAL FORECASTS

Summary Management Forecast – December 2006 Business Plan

							06E-10E
For the year ended 31st December		2006E	2007E	2008E	2009E	2010E	CAGR
Homes Passed & Marketed	‘000s	782	1,432	2,182	2,352	2,412	33%
% Increase (Decrease)%				52.4%	7.8%	2.6%
Active RGUs
Terrestrial Package	‘000s	175	381	634	942	1,192	62%
Penetration	%	22.4%	26.6%	29.1%	40.1%	49.4%
Pay TV	‘000s	67	185	340	489	582	72%
Penetration	%	8.5%	12.9%	15.6%	20.8%	24.1%
Internet	‘000s	98	220	370	494	541	53%
Penetration	%	12.6%	15.4%	17.0%	21.0%	22.4%
Telephony	‘000s	0	4	22	43	65	nm
Penetration	%	0.0%	0.3%	1.0%	1.8%	2.7%

Total Active RGUs	‘000s	340	790	1,366	1,969	2,380	63%
Penetration	%	43.5%	55.2%	62.6%	83.7%	98.7%
New RGUs	‘000s		450	576	604	411
ARPU
Terrestrial Package		$1.78	1.92	1.92	1.92	1.92	2%
Pay TV		$10.74	11.90	13.16	14.04	14.80	8%
Internet		$21.34	18.75	18.29	17.47	16.95	(6)%
Telephony		$0.00	13.99	13.29	12.63	12.00	nm

Weighted Average ARPU		$9.19	9.00	9.33	9.07	8.76	(1)%
Revenues
Terrestrial Package	$m	2.5	6.2	11.6	18.5	24.8	77%
Pay TV	$m	4.5	17.0	40.6	70.7	94.8	115%
Internet	$m	15.4	34.0	63.5	92.0	104.9	62%
Telephony	$m	0.0	0.2	1.9	4.9	7.8	nm
Other	$m	1.2	3.1	7.2	9.7	10.6	73%

Total	$m	23.6	60.5	124.8	195.8	242.8	79%
Revenues / Active RGU		$6.93	7.67	9.14	9.94	10.20
EBITDA	$m	(5.1)	4.9	33.9	74.4	105.2	nm
% margin		(22)%	8%	27%	38%	43%
Total Capex	$m	(35.5)	(66.5)	(81.6)	(44.0)	(25.8)	(8)%
Capex as % of sales	%	151%	110%	65%	22%	11%
Capex per RGU		$104.47	84.27	59.73	22.35	10.84	(43)%
Capex per New RGU	$		14.80	14.16	7.29	6.28

Source: MOCC Management

23 | LAZARD

PRELIMINARY & CONFIDENTIAL	A MOCC FINANCIAL FORECASTS

Summary Management Forecast – February 2006 Business Plan

							06E-10E
For the year ended 31st December		2006E	2007E	2008E	2009E	2010E	CAGR
Homes Passed & Marketed	‘000s	828	1,403	1,960	1,960	1,960	24%
% Increase (Decrease)%			69.4%	39.7%	0.0%	0.0%
Active RGUs
Terrestrial Package	‘000s	159	312	508	662	795	50%
Penetration	%	19.1%	22.3%	25.9%	33.8%	40.6%
Pay TV	‘000s	58	119	211	286	349	57%
Penetration	%	7.0%	8.5%	10.8%	14.6%	17.8%
Internet	‘000s	100	183	301	365	393	41%
Penetration	%	12.0%	13.0%	15.3%	18.6%	20.1%
Telephony	‘000s	0	0	0	0	0	nm
Penetration	%	0.0%	0.0%	0.0%	0.0%	0.0%

Total Active RGUs	‘000s	316	614	1,020	1,313	1,537	49%
Penetration	%	38.1%	43.7%	52.0%	67.0%	78.4%
New RGUs	‘000s		298	406	293	224
ARPU
Terrestrial Package		$1.69	1.89	2.09	2.30	2.50	10%
Pay TV		$11.93	14.54	15.30	15.56	16.19	8%
Internet		$22.33	21.09	19.97	19.28	18.55	(5)%
Telephony	$	n.a	n.a	n.a	n.a	n.a	nm

Weighted Average ARPU		$10.07	10.05	10.11	9.91	9.71	(1)%
Revenues
Terrestrial Package	$ m	2.4	5.2	10.4	16.3	22.0	75%
Pay TV	$ m	4.5	14.1	28.8	44.7	59.3	91%
Internet	$ m	15.7	32.8	55.0	74.5	80.9	51%
Telephony	$ m	0.0	0.0	0.0	0.0	0.0	nm
Other	$ m	0.8	1.5	2.6	3.5	3.9	50%

Total	$ m	23.3	53.5	96.7	139.0	166.1	63%
Revenues / Active RGU		$7.36	8.72	9.49	10.59	10.81
EBITDA	$ m	(7.9)	9.4	30.8	62.6	81.0	nm
% margin		(34)%	18%	32%	45%	49%
Total Capex	$ m	(35.2)	(42.5)	(33.5)	(7.8)	(7.7)	(32)%
Capex as % of sales	%	151%	79%	35%	6%	5%
Capex per RGU		$111.37	69.18	32.83	5.93	5.01	(54)%
Capex per New RGU	$		14.25	8.25	2.65	3.44

Source: MOCC Management

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PRELIMINARY & CONFIDENTIAL	A MOCC FINANCIAL FORECASTS

Summary Financial Forecast – Adjusted Case

							06E-10E
For the year ended 31st December		2006E	2007E	2008E	2009E	2010E	CAGR
Homes Passed & Marketed	‘000s	782	1,332	1,932	2,262	2,322	31%
% Increase (Decrease)%			70.4%	45.1%	17.1%	2.7%
Active RGUs
Terrestrial Package	‘000s	175	375	654	942	1,111	59%
Penetration	%	22.4%	28.2%	33.9%	41.7%	47.9%
Pay TV	‘000s	63	140	251	351	418	61%
Penetration	%	8.0%	10.5%	13.0%	15.5%	18.0%
Internet	‘000s	102	210	356	488	533	51%
Penetration	%	13.1%	15.8%	18.5%	21.6%	23.0%
Telephony	‘000s	0	4	20	41	63	nm
Penetration	%	0.0%	0.3%	1.0%	1.8%	2.7%

Total Active RGUs	‘000s	340	728	1,281	1,822	2,124	58%
Penetration	%	43.4%	54.7%	66.3%	80.6%	91.5%
New RGUs	‘000s		389	553	541	302
ARPU
Terrestrial Package		$1.78	1.89	1.90	1.90	1.90	2%
Pay TV		$10.58	10.35	10.80	11.48	12.38	4%
Internet		$21.34	20.00	18.75	17.25	16.50	(6)%
Telephony		$0.00	14.00	14.00	14.00	14.00	nm

Weighted Average ARPU		$9.27	8.79	8.52	8.13	7.98	(4)%
Revenues
Terrestrial Package	$m	2.8	6.2	11.7	18.2	23.4	70%
Pay TV	$m	5.1	12.6	25.3	41.4	57.1	83%
Internet	$m	17.7	37.4	63.7	87.4	101.1	55%
Telephony	$m	0.0	0.3	2.0	5.1	8.7	nm
Other	$m	1.2	2.8	5.1	6.9	8.1	62%

Total	$m	26.8	59.3	107.8	159.1	198.3	65%
Revenues / Active RGU		$7.89	8.15	8.42	8.73	9.34
EBITDA	$m	(3.9)	6.2	21.0	46.1	76.6	nm
% margin		(15)%	10%	19%	29%	39%
Total Capex	$m	(34.7)	(47.2)	(57.9)	(47.0)	(30.3)	(3)%
Capex as % of sales	%	129%	79%	54%	30%	15%
Capex per RGU		$102.06	64.77	45.19	25.78	14.24	(39)%
Capex per New RGU	$		12.13	10.47	8.69	10.01

25 | LAZARD

PRELIMINARY & CONFIDENTIAL	PROJECT TOLSTOY

B     MOCC – Corporate Adjustments

LAZARD

PRELIMINARY & CONFIDENTIAL	B MOCC - CORPORATE ADJUSTMENTS

MOCC – Corporate Adjustments

•	Corporate adjustments per MOCC Management to MOCC Business Plan include the following:

•	off balance sheet savings bank cash, which allows MOCC to participate in the demutualisation of savings banks

•	fair value mark-up on book value of real estate in Bloomfield

•	assumed value of MOCC’s 43.5 per cent. holding in IAS

•	pension plan surplus net of deferred tax liabilities

•	other liabilities relating to amounts due to former executives

MOCC CORPORATE ADJUSTMENTS

Source: MOCC Management

26 | LAZARD

PRELIMINARY & CONFIDENTIAL	PROJECT TOLSTOY

C     Selected Public Companies

LAZARD

PRELIMINARY & CONFIDENTIAL	C SELECTED PUBLIC COMPANIES

Selected Public Companies – Trading Statistics

	Equity Value ($m)	Enterprise Value ($m)	Enterprise Value as a Multiple of:
			Revenues				EBITDA				EBITDA - Capex
Company			2005A	2006E	2007E	2008E	2005A	2006E	2007E	2008E	2005A	2006E	2007E	2008E
NTL	8,176	19,374	2.48x	2.35x	2.33x	2.25x	8.9x	8.0x	7.5x	6.7x	16.3x	15.8x	13.1x	10.0x
Telenet	2,835	4,397	4.61x	4.16x	3.84x	3.50x	10.1x	9.3x	8.7x	8.1x	17.3x	20.0x	17.4x	15.2x
Liberty Global	11,950	22,493	3.87x	3.46x	3.04x	2.81x	12.2x	9.1x	7.8x	7.2x	34.9x	29.5x	17.6x	15.5x
Cablevision	8,292	20,154	3.89x	3.41x	3.10x	2.89x	12.7x	11.1x	10.3x	9.3x	24.7x	21.1x	16.8x	14.0x
Comcast	90,800	108,020	4.85x	4.19x	3.54x	3.22x	12.7x	10.9x	9.1x	8.1x	23.8x	19.9x	15.1x	13.4x
Primacom	189	610	3.99x	3.62x	3.21x	2.92x	10.0x	9.1x	8.0x	7.3x	10.0x	9.1x	8.0x	7.3x
Mediacom	883	4,007	3.65x	3.32x	3.03x	2.77x	9.9x	9.1x	8.3x	7.6x	22.6x	17.4x	14.2x	12.1x
		Mean	3.91x	3.50x	3.16x	2.91x	10.9x	9.5x	8.5x	7.8x	21.4x	19.0x	14.6x	12.5x
		Median	3.89x	3.46x	3.10x	2.89x	10.1x	9.1x	8.3x	7.6x	22.6x	19.9x	15.1x	13.4x

	Equity Value ($m)	Enterprise Value ($m)	Key Operational Statistics
			EV / RGU				Capex as % of Sales				Capex / RGU
Company			2005A	2006E	2007E	2008E	2005A	2006E	2007E	2008E	2005A	2006E	2007E	2008E
NTL	8,176	19,374	$1,899	$1,865	$1,784	$1,732	13%	14%	13%	11%	$97	$113	$101	$85
Telenet	2,835	4,397	$1,606	$1,445	$1,322	$1,209	19%	24%	22%	20%	$67	$83	$76	$70
Liberty Global	11,950	22,493	$1,368	$1,173	$1,101	$1,027	21%	26%	22%	21%	$73	$89	$79	$77
Cablevision	8,292	20,154	$2,715	$2,274	$2,064	$1,934	15%	15%	12%	10%	$104	$97	$77	$69
Comcast	90,800	108,020	$2,630	$2,131	$1,930	$1,785	18%	17%	15%	15%	$96	$89	$84	$86
Primacom	189	610	na	na	na	na	na	na	na	na	na	na	na	na
Mediacom	883	4,007	$1,658	$1,539	$1,419	$1,308	21%	18%	15%	14%	$94	$81	$71	$65
		Mean	$1,979	$1,738	$1,603	$1,499	18%	19%	17%	15%	$89	$92	$81	$75
		Median	$1,779	$1,702	$1,601	$1,520	18%	17%	15%	15%	$95	$89	$78	$73

Source: Public filings, Analysts’ research; market data as at 12 January 2007

27 | LAZARD

PRELIMINARY & CONFIDENTIAL	PROJECT TOLSTOY

D     Selected Precedent Transactions

LAZARD

PRELIMINARY & CONFIDENTIAL	D SELECTED PRECEDENT TRANSACTIONS

Selected Precedent Transactions

(US$ in millions, except per subscriber figures)

			EQUITY VALUE	ENTITY VALUE	EV as a Multiple of:
DATE	ACQUIROR	TARGET			REVENUES	EBITDA	RGUs
29-Nov-2006	Telenet	UPC Belgium	$246	$246	NA	NA	$1,427
13-Nov-2006	Liberty Global Inc	Telenet Group (6.7%)	2,633	4,187	4.19x	9.4x	$1,452
3-Oct-2006	Cyrte Investment Fund (3.53%)	Telenet Group (3.53%)	2,452	3,992	4.03x	9.1x	$1,384
29-Sep-2006	Liberty Global	Karneval s.r.o. and Forecable s.r.o.	NA	412	NA	NA	$1,330
8-Sep-2006	Warburg Pincus & Cinven	Casema Holding	2,629	2,629	NA	11.9x	$1,955
1-Sep-2006	Carlyle / Providence	UPC Sweden	408	442	NA	9.0x	$1,099
3-Aug-2006	Cogeco Cable	Televisao por Cabo SA	NA	596	3.49x	12.6x	$975
20-Jul-2006	Altice One SA	UPC France SA	NA	1,578	3.03x	11.9x	NA
30-Mar-2006	Renova	Teleinform	40	40	4.44x	NA	$100
1-Feb-2006	Providence Equity Partners Inc (IBO)	Kabel Deutschland GmbH (63.4%)	NA	3,751	3.18x	7.9x	$391
24-Jan-2006	Candover	UPC Norway	NA	541	NA	9.8x	$1,481
9-Jan-2006	Mid Europa Partners LLP	Aster City Cable Sp z oo	NA	483	6.59x	NA	$1,062
5-Dec-2005	Warburg Pincus LLC	Multikabel BV	NA	616	NA	NA	$1,948
25-Oct-2005	Liberty Global	Cablecom Holding AG	2,179	3,388	5.59x	14.2x	$2,259
3-Oct-2005	Goldman Sachs Group	Pirelli & C SpA	605	1,605	3.60x	13.5x	$2,700
10-Feb-2005	UnitedGlobalCom, Inc	Telemach d.o.o.	95	99	NA	8.2x	$899
20-Dec-2004	UnitedGlobalCom Inc	Chorus Communications Ltd	55	161	NA	6.9x	$806
04-Nov-04	Delta Private Equity Partners	National Cable Networks JSC	20	20	NA	NA	$13
27-Feb-2004	EWS Energie AG	Kabel-TV-Anlage Luesch	2	2	NA	NA	$358
24-Feb-2004	Andersen Group Inc.	ComCor-TV (50%)	56	56	0.82x	4.2x	$1,049
13-Nov-2003	Creditors	Cablecom Holding AG	1,609	1,609	4.01x	10.4x	$1,073
31-Oct-2003	Telewizja Kablowa Vectra SA	Telewizja Kablowa Dami Sp zoo	33	33	NA	NA	$295
13-Mar-2003	PE Consortium	Deutsche Telekom AG	2,274	2,274	2.29x	5.8x	$1,516
28-Jan-2003	Investor Group	Casema	686	686	3.01x	NA	$502
23-Dec-2002	Altice France Est	Est Videocommunication	125	125	3.73x	NA	$810
				Median	3.66x	9.4x	$1,067
				Mean	3.71x	9.7x	$1,120

Source: Public filings, Analysts’ research

28 | LAZARD

PRELIMINARY & CONFIDENTIAL	PROJECT TOLSTOY

E     Weighted Average Cost of Capital (WACC) Calculation

LAZARD

PRELIMINARY & CONFIDENTIAL	E WEIGHTED AVERAGE COST OF CAPITAL (WACC) CALCULATION

MOCC WACC Calculation – Assumptions

	ASSUMPTIONS	COMMENTS
Risk Free Rate	3.72%	German 10 year bond rate
Estimated Cost of Debt	12.00%	MOCC assumption
Country Risk Premium	4.32%	Spread of Euro denominated German 10 year bond rate over Russian 10 year Eurobond rate adjusted for 1.5x emerging market risk
Equity Risk Premium	4.84%
Unlevered Beta	1.0
Target Debt to (Equity to Debt)	50%
Effective Tax Rate	24.0%	MOCC assumption; 2006 KPMG Corporate Tax Survey
WACC	13.9%

29 | LAZARD

PRELIMINARY & CONFIDENTIAL	E WEIGHTED AVERAGE COST OF CAPITAL (WACC) CALCULATION

MOCC WACC Calculation

Risk Free Rate (Rf)	3.72	% (1)

Country Risk Premium (CRP)	4.32	% (2)

Equity Risk Premium (ERP)	4.84%

Russian Equity Risk Premium (ERP)	9.16	% (2)

Tax Rate (T)	24.00	% (3)

MOCC Unlevered Beta	1.00

Target Debt / Equity	Unlevered Beta	Levering Factor	Levered Beta	Cost of Equity(4)
0.0%	1.00	1.00	1.00	12.9%
10.0%	1.00	1.08	1.08	13.6%
20.0%	1.00	1.15	1.15	14.3%
30.0%	1.00	1.23	1.23	15.0%
40.0%	1.00	1.30	1.30	15.7%
50.0%	1.00	1.38	1.38	16.4%
60.0%	1.00	1.46	1.46	17.1%
70.0%	1.00	1.53	1.53	17.8%
80.0%	1.00	1.61	1.61	18.4%
90.0%	1.00	1.68	1.68	19.1%
100.0%	1.00	1.76	1.76	19.8%
110.0%	1.00	1.84	1.84	20.5%
120.0%	1.00	1.91	1.91	21.2%

Pre-tax Cost of Debt (Rd)		10.50%	11.00%	11.50%	12.00%	12.50%	13.00%	13.50%
Post-tax Cost of Debt		7.98%	8.36%	8.74%	9.12%	9.50%	9.88%	10.26%

Target Debt	Target Equity	Weighted Average Cost of Capital
Equity + Debt	Equity + Debt
0.0%	100.0%	12.9%	12.9%	12.9%	12.9%	12.9%	12.9%	12.9%
9.1%	90.9%	13.1%	13.1%	13.1%	13.2%	13.2%	13.2%	13.3%
16.7%	83.3%	13.2%	13.3%	13.4%	13.4%	13.5%	13.5%	13.6%
23.1%	76.9%	13.4%	13.4%	13.5%	13.6%	13.7%	13.8%	13.9%
28.6%	71.4%	13.5%	13.6%	13.7%	13.8%	13.9%	14.0%	14.1%
33.3%	66.7%	13.6%	13.7%	13.8%	13.9%	14.1%	14.2%	14.3%
37.5%	62.5%	13.7%	13.8%	13.9%	14.1%	14.2%	14.4%	14.5%
41.2%	58.8%	13.7%	13.9%	14.0%	14.2%	14.4%	14.5%	14.7%
44.4%	55.6%	13.8%	14.0%	14.1%	14.3%	14.5%	14.6%	14.8%
47.4%	52.6%	13.9%	14.0%	14.2%	14.4%	14.6%	14.8%	14.9%
50.0%	50.0%	13.9%	14.1%	14.3%	14.5%	14.7%	14.9%	15.1%
52.4%	47.6%	14.0%	14.2%	14.4%	14.6%	14.8%	15.0%	15.2%
54.5%	45.5%	14.0%	14.2%	14.4%	14.6%	14.8%	15.0%	15.2%

Methodology

bl = [1+ (1-T)D/E]be,u

Re = Rf+be,lERP + SP

WACC = ReE/(E+D)+RdD(1-T)/(E+D)

[1]	German 10 year rate

[2]	Spread of Euro denominated German 10 Year Government Bond over Russian 10 Year Eurobond Rate adjusted for 1.5x emerging market risk

[3]	KPMG Corporate Tax Survey

[4]	Calculated as: Rf + Levered Beta[CRP+ERP] + SP

30 | LAZARD